UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report: October 31, 2011

(Date of earliest event reported)

Timberline Resources Corporation

(Exact name of registrant as specified in its charter)

Delaware	82-0291227
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

Commission File Number: 001-34055

_____________________________________

101 East Lakeside Avenue

Coeur d’Alene, Idaho 83814

(Address of principal executive offices, including zip code)

 (208) 664-4859

(Registrant’s telephone number, including area code)

 Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

On November 3, 2011, Timberline Resources Corporation (the “Company”) provided notice to the NYSE Amex of its failure to satisfy the continued listing requirements of the NYSE Amex as a result of a determination by the Company’s Board of Directors, in connection with its year-end corporate governance review, that two of the directors on the Company’s Audit Committee were no longer “independent” based on the criteria for independence set forth in Rule 10A-3 of the Exchange Act of 1934, as amended (the “Exchange Act”).  Consequently, the Company was not in compliance with the audit committee composition requirements applicable to smaller reporting companies set forth in Section 803B(2)(c) of the NYSE Amex Company Guide.

To regain compliance with the continued listing requirements of the NYSE Amex, the Company’s Board of Directors removed the two non-independent directors from its Audit Committee and, on November 2, 2011, appointed Troy Fierro as a director of the Company and to the Company’s Audit Committee following a determination by the Company’s Board of Directors that Mr. Fierro is “independent” based on the criteria for independence set forth in Rule 10A-3 of the Exchange Act and Section 803A of the NYSE Amex Company Guide.  For more information regarding Mr. Fierro and his appointment to the Company’s Board of Directors and Audit Committee, see Item 5.02 of this Current Report on Form 8-K below.

Following the appointment of Mr. Fierro to the Company’s Audit Committee, the Company is in full compliance with the continued listing requirements of the NYSE Amex.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers: Compensatory Arrangements of Certain Officers.

Effective October 31, 2011, David Poynton tendered his resignation from the Board of Directors of the Company.  Mr. Poynton resigned in order to pursue other business opportunities and not as the result of any disputes with the Company or its management.

On November 2, 2011, pursuant to the Company’s bylaws, the Company’s Board of Directors appointed Troy Fierro as a director of the Company and to the Company’s Audit Committee following a determination by the Company’s Board of Directors that Mr. Fierro is “independent” based on the criteria for independence set forth in Rule 10A-3 of the Exchange Act and Section 803A of the NYSE Amex Company Guide.  In connection with his appointment to the Company’s Board of Directors, Mr. Fierro was granted 100,000 options to acquire shares of common stock of the Company at an exercise price equal to the fair market value of the Company’s common stock on the date of grant of U.S.$0.70 per share.  The stock options were fully-vested on, and are exercisable for a period of 5 years from, the date of grant.

Mr. Fierro (48) is a mining engineer with over 25 years of industry experience and has overseen the development, construction and management of mines in Nevada, Mexico, Argentina, Chile and Alaska. Since April 2011, Mr. Fierro has been an independent mining consultant.  From April 2009 to April 2011, Mr. Fierro was Chief Operating Officer of Fronteer Gold, Inc., a mineral exploration company.  From October 2008 to April 2009, Mr. Fierro was owner of Fierro Consulting LLC, a mining consulting firm.  From April 2006 to August 2008, Mr. Fierro was Vice President, Operations for Metallica Resources, Inc., a mining company.  Mr. Fierro graduated with a Bachelor of Science – Mine Engineering degree from the South Dakota School of Mines in 1985 and completed the Advanced Mine Feasibility and Design course from Queens University in 1992. Mr. Fierro is a member of the Society of Metallurgical and Mining Engineers, formerly sat on the Northwest Mining Association Board of Trustees and the Nevada Mining Association Board of Directors, and was a former committee member for the South Dakota Mining Association.

Mr. Fierro is not related by blood or marriage to any of the Company’s directors or executive officers or any persons nominated by the Company to become directors or executive officers.  In the last fiscal year, the Company has not engaged in any transaction in which Mr. Fierro or a person related to Mr. Fierro had a direct or indirect material interest.  To the Company’s knowledge, there is no arrangement or understanding between any of its officers and directors and Mr. Fierro pursuant to which Mr. Fierro was selected to serve as a director.

Item 7.01  Regulation FD Disclosure.

On November 3, 2011, the Company issued a press release announcing the resignation of Mr. Poynton as a director of the Company.  A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

On November 4, 2011, the Company issued a press release announcing the appointment of Mr. Fierro to its Board of Directors.  A copy of the press release is attached hereto as Exhibit 99.2 and is incorporated herein by reference.

In accordance with General Instruction B.2 of Form 8-K, the information in this Item 7.01, including the exhibits attached hereto, shall not be deemed “filed” for purposes of Section 18 of the Exchange Act, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01 Financial Statements and Exhibits.

(d)

Exhibits

Exhibit No.

Description

99.1

Press Release of Timberline Resources Corporation dated November 3, 2011.*

99.2

Press Release of Timberline Resources Corporation dated November 4, 2011.*

* Furnished to, not filed with, the SEC pursuant to Item 7.01 above.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TIMBERLINE RESOURCES CORPORATION
Date: November 4, 2011	By:	/s/ Randal Hardy
Randal Hardy Chief Financial Officer and Director

 EXHIBIT INDEX

Exhibit No.

Description

99.1

Press Release of Timberline Resources Corporation dated November 3, 2011.*

99.2

Press Release of Timberline Resources Corporation dated November 4, 2011.*

* Furnished to not filed with the SEC pursuant to Item 7.01 above.